Precidian ETFs Trust 485BPOS

Exhibit 99(i)(4)

JOHN H. LIVELY, Managing Partner john.lively@practus.com 11300 Tomahawk Creek Pkwy., Suite 310 Leawood, KS 66211 (913) 660-0778

April 30, 2025

Precidian ETFs Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm in the Prospectus and under the caption “Legal Counsel” in the Statement of Additional Information for the Anheuser-Busch InBev SA/NV ADRhedged™, AstraZeneca PLC ADRhedged™, Banco Santander S.A. ADRhedged™, BP p.l.c. ADRhedged™, British American Tobacco p.l.c. ADRhedged™, Diageo plc ADRhedged™, GSK plc ADRhedged™, HSBC Holdings plc ADRhedged™, Mitsubishi UFJ Financial Group, Inc. ADRhedged™, Novartis AG ADRhedged™, Novo Nordisk A/S (B Shares) ADRhedged™, Shell plc ADRhedged™, Sanofi ADRhedged™, SAP SE ADRhedged™, TotalEnergies SE ADRhedged™, Toyota Motor Corporation ADRhedged™, and Vodafone Group Plc ADRhedged™, which is included in Post-Effective Amendment No. 184 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-171987), and Amendment No. 185 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22524), on Form N-1A.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.

Regards,

/s/ John H. Lively

On behalf of Practus, LLP